Exhibit 107

Calculation of Filing Fee Table

424(b)(7)

(Form Type)

Oatly Group AB (publ)

(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Equity	Ordinary shares, par value SEK 0.0015 per share (2)	Rule 457(c)	41,536,254 (3)	$1.00 (4)	$41,536,254.00	0.00014760	$6,130.75 (5)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A			N/A	N/A	N/A	N/A

Total Offering Amounts				—	—	N/A		6,130.75

Total Fees Previously Paid					—			N/A

Net Fee Due					—			6,130.75

(1)

This prospectus supplement relates to the resale or other distribution by the selling security holders named in the prospectus supplement herein of up to 41,536,254 American Depositary Shares (“ADSs”) which each represent one ordinary share, SEK 0.0015 per share of the Registrant.

(2)

These ordinary shares are represented by ADSs, which each represent one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-262476).

(3)

Consists of 41,536,254 ADSs registered for resale by the selling security holders pursuant to the prospectus supplement herein, which are issuable upon conversion of certain 9.25% Convertible Senior PIK Notes due 2028 issued by the Registrant to such selling security holders.

(4)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the registrant’s common stock reported on Nasdaq on March 18, 2024, which date is a date within five business days prior to the filing of this prospectus supplement.

(5)

Calculated in accordance with Rule 457(c) under the Securities Act with respect to the 41,536,254 ADSs registered pursuant to this prospectus supplement that have not previously been registered. Payment of the registration fee at the time of filing of our registration statement on Form F-3 filed with the Securities and Exchange Commission on April 21, 2023 (Registration No. 333-271379), was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Filing Fee Tables” in such registration statement.